UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 2, 2013

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

8905 Towne Centre Drive, Suite 108, San Diego, CA (Address of Principal Executive Offices)	92122 (Zip Code)
Registrant’s telephone number, including area code: (858) 677-0900

81 Main Street, White Plains, New York 10601
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2013, Retail Opportunity Investments Corp. (the "Company") appointed Laurie A. Sneve as Senior Vice President and Chief Accounting Officer of the Company.  In connection with the commencement of Ms. Sneve's employment with the Company,  Ms. Sneve entered into an employment offer letter agreement (the "Letter Agreement") on October 24, 2012.  The Letter Agreement has no specified term, and Ms. Sneve’s employment with the Company will be on an at-will basis.  Ms. Sneve is entitled to a base salary of $200,000, subject to annual review, and an annual bonus between 0% and 100% of her annual base salary, as determined by the Company’s board of directors, in its sole discretion, based on Ms. Sneve's performance and the performance of the Company.  The Letter Agreement provides that in the event of termination of Ms. Sneve's employment by the Company, Ms. Sneve would be entitled to severance benefits comparable to other executives at her level in accordance with the Company's policies.  The Letter Agreement provides for the grant of 15,000 shares of restricted stock and 15,000 stock options to Ms. Sneve, each vesting in equal installments on the first four anniversaries of the grant date thereof. Ms. Sneve will also be entitled to participate in all of the Company’s employee benefit plans and programs on substantially the same terms and conditions as other employees.  Ms. Sneve will also be entitled to (i) reimbursement for reasonable business expenses in accordance with the Company's policies; and (ii) an automobile allowance of $400 per month.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Prior to joining the Company, Ms. Sneve served as Chief Financial Officer of Coreland Companies, Inc., a privately held commercial real estate service company.  From 1995 to 2006, Ms. Sneve served in various senior accounting roles at Pan Pacific Retail Properties Inc.  Prior to joining Pan Pacific Retail Properties, Inc., Ms. Sneve was controller and director of accounting at Hahn Property Management, where she held various positions between 1988 and 1995.  Ms. Sneve began her career at Arthur Andersen, where she served as an audit senior from 1985 to 1988.  Ms. Sneve holds a Bachelor of Science in Accounting from Pennsylvania State University.  Ms. Sneve is a California licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

10.1	Employment Offer Letter Agreement, between Retail Opportunity Investments Corp. and Laurie A. Sneve, dated October 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated: January 2, 2013	By:	/s/ Michael B. Haines
Michael B. Haines Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter Agreement, between Retail Opportunity Investments Corp. and Laurie A. Sneve, dated October 24, 2012.